EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held October 26, 2011 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 26th by dialing 855-859-2056, access code 13876685. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THIRD QUARTER 2011

Lake Forest, Illinois, October 26, 2011—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2011.

Revenues for the quarter ended September 30, 2011 were $420.9 million, up 16.0% from $363.0 million from the same quarter last year.  Acquisitions less than 12 months old contributed approximately $43.9 million to the growth in revenues.  The impact on revenues from foreign exchange in the quarter was $4.1 million favorable.  Gross profit was $190.1 million, up 13.1% from $168.1 million in the third quarter last year.  Gross profit as a percent of revenue was 45.2% compared with 46.3% in the third quarter of 2010.

Net income attributable to Stericycle for the third quarter of 2011 was $59.2 million or $0.68 per diluted share compared with $56.7 million or $0.65 per diluted share for the third quarter of 2010.  Net income attributable to Stericycle for the third quarter of 2011 includes acquisition expenses, restructuring costs, and other items.  Excluding the effects of these items, non-GAAP earnings per diluted share was $0.71 for the quarter (see table below).  Our non-GAAP earnings per diluted share increased 9.6% from our non-GAAP earnings per share of $0.65 in the third quarter of 2010.

FIRST NINE MONTHS’ RESULTS

For the nine months ending September 30, 2011, revenues were $1.229 billion, up 17.6% from $1.046 billion in the same period last year. Revenues increased 16.2% compared with the prior period when adjusted for favorable foreign exchange impacts of $13.7 million.  Gross profit was $559.2 million, up 15.3% from $485.0 million in the same period last year.  Gross profit as a percent of revenue was 45.5% compared with 46.4% in 2010.  Earnings per diluted share increased to $1.95 from $1.82 per diluted share in the same period last year.  Non-GAAP earnings per diluted share, when adjusted for various items, increased from $1.83 in the prior year period to $2.08, or 13.6% (see table below):

Table to reconcile non-GAAP EPS to GAAP EPS
	Three months ended September 30,				Nine months ended September 30,
			Change				Change
	2011	2010	$	%	2011	2010	$	%
GAAP EPS	$0.68	$0.65	$0.03	4.3%	$1.95	$1.82	$0.13	7.0%
Acquisition expenses/ Restructuring costs/ Other	0.05	0.02			0.15	0.03
Net release of prior year’s tax reserves	(0.01)	(0.01)			(0.01)	(0.01)
Non-GAAP EPS (adjusted)	$0.71	$0.65	$0.06	9.6%	$2.08	$1.83	$0.25	13.6%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $215.2 million for the nine months ended September 30, 2011.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$23,395	$77,053
Short-term investments	416	18,471
Accounts receivable, less allowance for doubtful accounts of $18,546 in 2011 and $10,845 in 2010	283,710	215,420
Deferred income taxes	15,696	16,824
Prepaid expenses	22,160	16,038
Other current assets	39,465	24,882
Total Current Assets	384,842	368,688
Property, Plant and Equipment, net	290,721	267,971
Other Assets:
Goodwill	1,924,989	1,595,764
Intangible assets, less accumulated amortization of $38,881 in 2011 and $28,394 in 2010	524,229	375,174
Other	30,727	31,426
Total Other Assets	2,479,945	2,002,364
Total Assets	$3,155,508	$2,639,023

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$95,149	$91,406
Accounts payable	70,285	54,777
Accrued liabilities	140,975	134,355
Deferred revenues	13,662	14,455
Other current liabilities	9,842	13,496
Total Current Liabilities	329,913	308,489
Long-term debt, net of current portion	1,304,628	1,014,222
Deferred income taxes	301,115	222,647
Other liabilities	8,127	13,315
Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,196,102 issued and outstanding in 2011 and 85,242,387 issued and outstanding in 2010)	852	852
Additional paid-in capital	26,721	46,945
Accumulated other comprehensive income	(32,870)	(16,869)
Retained earnings	1,187,960	1,017,497
Total Stericycle, Inc.’s Equity	1,182,663	1,048,425
Noncontrolling interest	29,062	31,925
Total Equity	1,211,725	1,080,350
Total Liabilities and Equity	$3,155,508	$2,639,023

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Nine Months Ended September 30,				Nine Months Ended September 30,
	2011		2010		2011		2010
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	420,924	100.0	362,988	100.0	1,229,491	100.0	1,045,899	100.0
Cost of revenues	230,869	54.8	194,705	53.6	670,211	54.5	559,608	53.5
Restructuring costs	-	0.0	185	0.1	54	0.0	1,339	0.1
Gross profit	190,055	45.2	168,098	46.3	559,226	45.5	484,952	46.4
Selling, general and administrative expenses	74,856	17.8	66,829	18.4	221,262	18.0	195,942	18.7
Amortization	4,209	1.0	2,518	0.7	11,102	0.9	6,652	0.6
Total SG&A expense and amortization	79,065	18.8	69,347	19.1	232,364	18.9	202,594	19.4
Income from operations before acquisition, integration, and other expenses	110,990	26.4	98,751	27.2	326,862	26.6	282,358	27.0
Acquisition expenses	3,195	0.8	1,891	0.5	12,254	1.0	3,247	0.3
Restructuring costs and plant closure expense	633	0.2	31	0.0	1,032	0.1	1,107	0.1
Litigation settlement	460	0.1	-	0.0	460	0.0	937	0.1
Loss/(gain) on sale of assets	323	0.1	-	0.0	323	0.0	(2,955)	-0.3
Integration expenses	1,813	0.4	790	0.2	3,866	0.3	3,253	0.3
Income from operations	104,566	24.8	96,039	26.5	308,927	25.1	276,769	26.5
Other income (expense):
Interest income	237	0.1	82	0.0	484	0.0	194	0.0
Interest expense	(12,034)	-2.9	(8,509)	-2.3	(36,413)	-3.0	(26,342)	-2.5
Other (expense)/ income, net	(577)	-0.1	333	0.1	(1,659)	-0.1	(1,562)	-0.1
Total other expense	(12,374)	-2.9	(8,094)	-2.2	(37,588)	-3.1	(27,710)	-2.6
Income before income taxes	92,192	21.9	87,945	24.2	271,339	22.1	249,059	23.8
Income tax expense	32,448	7.7	30,645	8.4	99,119	8.1	89,359	8.5
Net income	59,744	14.2	57,300	15.8	172,220	14.0	159,700	15.3
Net income attributable to noncontrolling interests	497	0.1	614	0.2	1,757	0.1	1,801	0.2
Net income attributable to Stericycle, Inc.	59,247	14.1	56,686	15.6	170,463	13.9	157,899	15.1

Earnings per share-diluted	.68		.65		1.95		1.82

Weighted average number of common shares outstanding-diluted	87,385,121		87,179,057		87,620,867		86,830,761

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Nine Months Ended September 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$172,220	159,700
Adjustments to reconcile net income to net cash provided by operating activities:
Loss/ (gain) on sale of assets	323	(2,955)
Change in fair value of contingent consideration	(2,140)	-
Accelerated amortization of term loan financing fees	1,241	-
Stock compensation expense	11,563	11,441
Excess tax benefit of stock options exercised	(16,614)	(17,951)
Depreciation	36,885	31,858
Amortization	11,102	6,652
Deferred income taxes	27,685	20,307
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(20,288)	(26,366)
Accounts payable	(11,239)	(3,477)
Accrued liabilities	16,694	19,214
Deferred revenues	(1,241)	1,942
Other assets and liabilities	(11,015)	5,061
Net cash provided by operating activities	215,176	205,426

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(467,430)	(95,615)
Proceeds from/ (purchases of) short-term investments	18,164	(17,172)
Proceeds from sale of property and equipment	2,371	8,000
Capital expenditures	(36,981)	(35,937)
Net cash used in investing activities	(483,876)	(140,724)

FINANCING ACTIVITIES:
Repayment of long-term debt	(17,294)	(45,292)
Net borrowings/ (repayments) on senior credit facility	269,792	(13,072)
Payments of deferred financing costs	(3,740)	(5,757)
Payments on capital lease obligations	(2,703)	(2,172)
Purchase and cancellation of treasury stock	(81,201)	(43,589)
Proceeds from other issuance of common stock	30,487	38,224
Excess tax benefit of stock options exercised	16,614	17,951
Net cash provided by/ (used in) financing activities	211,955	(53,707)
Effect of exchange rate changes on cash	3,087	(6,135)
Net (decrease)/ increase in cash and cash equivalents	(53,658)	4,860
Cash and cash equivalents at beginning of period	77,053	15,767
Cash and cash equivalents at end of period	$23,395	20,627

NON-CASH ACTIVITIES:
Net issuance of obligations for certain acquisitions	$37,464	32,353